Exhibit 10.02

INTERCOMPANY NOTE

$470,000,000.00 March 5, 2021

FOR VALUE RECEIVED, and subject to the terms and conditions of this Intercompany Note (this “Note”), OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (“Subsidiary”), unconditionally promises to pay to the order of OGE ENERGY CORP., an Oklahoma corporation, or its assigns (“Parent”), in lawful money of the United States of America in immediately available funds, at such location as Parent shall designate, $470,000,000.00 or if less, the aggregate principal amount of all unpaid advances made from time to time by Parent to Subsidiary and to pay interest on the unpaid principal amount hereof, in each case, on the terms and provisions set forth in this Note.

Reference is made to the Term Loan Agreement dated as of March 5, 2021 among Parent, as Borrower, Wells Fargo Bank, National Association, as Agent (in such capacity the “Agent”), and each of the Lenders party thereto (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used but not defined in this Note have the meanings provided to them in the Loan Agreement.

Subsidiary shall pay the aggregate unpaid principal amount of all advances made by Parent under this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder on demand by Parent and, in any event, by March 4, 2022 (the “Maturity Date”).

Subsidiary shall pay interest to Parent each advance made under this Note at an annual rate equal to the annual interest rate payable by Parent on the Advances under the Loan Agreement. Subsidiary shall pay interest on the unpaid principal amount of each advance made under this Note on the last day of June, September and December and the Maturity Date.

Any amount payable hereunder and not paid when due will bear interest (whether before or after judgment) at an annual rate equal to the rate otherwise applicable to such overdue amount plus 2%, in each case from the date such overdue amount was first due until such amount is paid in full.

Interest on advances that bear interest by reference to Floating Rate Advances when the Alternate Base Rate is determined by the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. All other computations of interest and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an advance is made but not for the day of any payment on the amount paid if payment is received prior to noon at the place of payment. If any payment of principal of or interest on an advance, any fees or any other amounts payable to Parent under this Note is due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest and fees in connection with such payment.

Exhibit 10.02
If at any time and for any reason whatsoever, the interest rate payable on this Note exceeds the maximum rate of interest permitted to be charged by Parent to Subsidiary under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law/that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

Subsidiary may prepay the principal amount of this Note in whole or in part at any time or from time to time without premium or penalty.

Subsidiary shall also pay, on demand, its proportionate share of all fees, charges and disbursements payable to the Agent, the Arranger, and the Lenders under the Loan Agreement (collectively, “Lender Fees”), as and when such amounts are due from Parent under the Loan Agreement. For purposes of this Note, Subsidiary’s “proportionate share” means a fraction the numerator of which is the maximum principal amount of this Note and the denominator of which is the initial Aggregate Commitment under the Loan Agreement.

Upon the commencement by or against Subsidiary of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to Subsidiary or its debts, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

Parent is authorized to record all loans and advances made by it to Subsidiary (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Subsidiary waives diligence, presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note is binding upon Subsidiary and its successors and assigns, and the terms and provisions of this Note will inure to the benefit of Parent and its successors and assigns, including subsequent holders of this Note. Subsidiary’s obligations under this Note may not be assigned without Parent’s prior written consent.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Attached]

Exhibit 10.02

THIS INTERCOMPANY NOTE is executed and delivered by the undersigned as of the date first indicated on the first page.

SUBSIDIARY:

OKLAHOMA GAS AND ELECTRIC
COMPANY, an Oklahoma corporation

By: /s/ Charles B. Walworth
Charles B. Walworth, Treasurer